UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2007

KBS REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant specified in its charter)

Maryland	000-52606	20-2985918
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information in this Report set forth under Item 2.03 regarding the financing arrangements entered in connection with the acquisition of the property described in Item 2.01 is incorporated by reference herein.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On September 5, 2007, KBS Real Estate Investment Trust, Inc. (the “Company”), through an indirect wholly owned subsidiary, KBS 2200 West Loop, LLC (the “Owner”), purchased an 11-story office building containing 196,217 rentable square feet with a four-level parking structure (the “2200 West Loop South Building”) from 2200 West Loop South, L.P., which is not affiliated with the Company or its advisor, KBS Capital Advisors LLC (the “Advisor”). The 2200 West Loop South Building is located on an approximate 4.3 acre parcel of land at 2200 West Loop South in Houston, Texas.

The purchase price of the 2200 West Loop South Building was approximately $35.1 million plus closing costs. The acquisition was funded from a $17.4 million fixed rate loan secured by the 2200 West Loop South Building and with proceeds from the Company’s ongoing public offering.

The 2200 West Loop South Building was completed in 1974 and renovated in 2000. The 2200 West Loop South Building is approximately 99% leased by 12 tenants at September 2007, including Tenaris Global Services (U.S.A.) Corporation (35%) and Morgan Stanley DW Inc. (29%). Tenaris is the leading global manufacturer and supplier of tubular products and services used in the drilling, completion and production of oil and gas and a leading supplier of tubular products and services used in process and power plants and in specialized industrial and automotive applications. Morgan Stanley is a leading global financial services company, providing various products and services to clients and customers, including corporations, governments, financial institutions and individuals through its subsidiaries and affiliates.

The current aggregate annual base rent for the tenants of the 2200 West Loop South Building is approximately $3.9 million. As of September 2007, the current weighted-average remaining lease term for the current tenants of the 2200 West Loop South Building is approximately 6.2 years. The Tenaris lease expires in November 2017 and the average annual rental rate for Tenaris lease over the remaining lease term is approximately $18.73 per square foot. Tenaris has the right, at its option, to extend the lease for two additional five-year periods. The Morgan Stanley lease expires in November 2010 and the average annual rental rate for the Morgan Stanley lease over the remaining lease term is approximately $23.05 per square foot. Morgan Stanley has the right, at its option, to extend the lease for two additional five-year periods.

The Company does not intend to make significant renovations or improvements to the 2200 West Loop South Building. Management of the Company believes that the 2200 West Loop South Building is adequately insured.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF COMPANY

In connection with the acquisition of the 2200 West Loop South Building, the Owner obtained a $17.4 million fixed rate mortgage loan from a financial institution. The loan matures on October 1, 2014 and bears interest at a fixed rate of 5.89% per annum. Monthly installments on the loan are interest-only and the entire principal amount is due on the maturity date, assuming no prior principal prepayment. The Owner has the right to prepay the entire loan one year after October 1, 2007 by providing 30 days written notice of election to prepay the note, and upon payment of a prepayment premium equal to the greater of (a) 1.00% of the outstanding principal amount of the note or (b) the present value of the note (calculated as of the prepayment date at a discount rate equal to the yield of U.S. Treasuries with maturity equal to the remaining term of the note plus 0.50%) less the outstanding principal amount of the note. The loan is secured by the 2200 West Loop South Building.

ITEM 8.01	OTHER EVENTS

On August 15, 2007, the Company made a distribution to its stockholders of record each day during the period from July 1, 2007 through July 31, 2007. The distributions were calculated at a rate of $0.0019178 per share per day and equal a daily amount that, if paid each day for a 365-day period, would equal a 7.0% annualized rate based on a purchase price of $10.00 per share. Stockholders may choose whether to have distributions paid in cash or to have cash distributions otherwise payable to them invested in additional shares of common stock through the Company’s dividend reinvestment plan. The aggregate amount of the distributions paid on August 15, 2007 was approximately $3,082,000.

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In order that the Company’s stockholders could begin earning cash distributions, the Advisor, agreed to advance funds to the Company equal to the amount by which the cumulative amount of distributions declared by the Company from January 1, 2006 through the period ending October 31, 2007 exceeds the amount of the Company’s funds from operations (as defined by NAREIT) from January 1, 2006 through October 31, 2007. The Company is only obligated to reimburse the Advisor for these expenses if and to the extent that the Company’s cumulative funds from operations for the period commencing January 1, 2006 through the date of any such reimbursement exceed the lesser of (i) the cumulative amount of any distributions declared and payable to the Company’s stockholders as of the date of such reimbursement or (ii) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for the Company’s stockholders for the period from July 18, 2006 through the date of such reimbursement. No interest will accrue on the advance being made by the Advisor.

In addition, the Advisor has agreed to defer, without interest, the payment of the asset management fees it has earned for the months of July 2006 through July 2007. Although pursuant to the advisory agreement, the Advisor may demand payment of accrued but unpaid asset management fees at any time, the Advisor does not intend to request payment of accrued but unpaid asset management fees until the Company’s cumulative funds from operations for the period commencing January 1, 2006, plus the amount of the advance from the Advisor through the date of payment of the accrued but unpaid asset management fees exceed the lesser of (i) the cumulative amount of any distributions declared and payable to the Company’s stockholders as of the date of such reimbursement or (ii) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for the Company’s stockholders for the period from July 18, 2006 through the date of such payment. In addition, the Advisor intends to continue to defer payment of its asset management fee until such time as the cumulative amount of the Company’s funds from operations for the period commencing January 1, 2006 plus the amount of the advance from the Advisor exceed the cumulative amount of distributions declared and currently payable to the Company’s stockholders.

Through August 15, 2007, the Advisor had advanced an aggregate of $1.6 million for the payment of distributions and expenses in excess of revenues, all of which is outstanding. Of the $1.6 million advanced from the Advisor to cover distributions and expenses in excess of revenues as of August 15, 2007, no amount was advanced during the month ended July 31, 2007. As of August 15, 2007, the Advisor has also deferred payment of asset management fees it has earned for the months of July 2006 through July 2007 in the amount of approximately $2.1 million. Asset management fees earned by the Advisor and accrued by the Company, the payment of which the Advisor deferred, were approximately $369,000 for the month ended July 31, 2007.

The Company’s funds from operations (“FFO”) were approximately $3,069,000 for the month ended July 31, 2007 and distributions declared for the month of July 2007 were approximately $3,082,000. During the Company’s offering stage, when the Company may raise capital in the offering more quickly than it acquires income-producing assets, there is a greater risk that the Company will not be able to pay distributions solely from its FFO.

The Company notes that its quarterly reports are prepared and reviewed at the end of its fiscal quarter and adjustments may be made that affect its current estimate of funds from operations and net income for the month of July 2007. However, the Company does not believe that these adjustments would be material.

Funds from Operations

The Company believes that funds from operations (“FFO”) is a beneficial indicator of the performance of any equity REIT. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. The Company’s management believes that historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictability over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, the Company believes that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of the Company’s performance relative to its competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition or may interpret the current NAREIT definition differently than the Company does.

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FFO is a non-GAAP financial measure and does not represent net income as defined by GAAP. Net income as defined by GAAP is the most relevant measure in determining operating performance because FFO includes adjustments that investors may deem subjective, such as adding back expenses such as depreciation and amortization. Accordingly, FFO should not be considered as an alternative to net income as an indicator of the Company’s operating performance.

The calculation of FFO, which the Company believes is consistent with the calculation of FFO as defined by NAREIT, is presented in the following table for the month ended July 31, 2007 (in thousands):

For the Month Ended July 31, 2007
Net income	$1,012
Add:
Depreciation of real estate assets	1,229
Amortization of lease-related costs	828

FFO	$3,069

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Real Estate Acquired. Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, the Company hereby confirms that it intends to file the required financial statements on or before November 21, 2007, by amendment to this Form 8-K.

(b) Pro Forma Financial Information. See paragraph (a) above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: September 10, 2007	BY:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer

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